EXHIBIT 23.1

Board of Directors

Universal Ice Blast, Inc.

Kirkland, Washington

INDEPENDENT AUDITORS’ CONSENT

We consent to incorporation by reference in this registration statement of Universal Ice Blast, Inc. on Form S-8 of our report dated February 28, 2003, relating to the consolidated financial statements of Universal Ice Blast, Inc. as of December 31, 2002, which report appears in the annual report on Form 10-KSB of Universal Ice Blast, Inc.

/s/ Williams & Webster, P.S.

Spokane, Washington

May 7, 2003